UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019 (October 25, 2019)

PLANET GREEN HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 9841 Washingtonian Blvd Gaithersburg, MD	20878
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 891-8907

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PLAG	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 25, 2019, Mr. Hongxiang Yu tendered his resignation as Chief Executive Officer of Planet Green Holdings Corp. (the “Company”) to the Board of Directors (the “Board”) of the Company, effective immediately. Mr. Yu’s resignation was for personal reasons and was not due to any disagreement with the Company. Mr. Yu will continue to serve as a member of the Board.

To fill the vacancy created by Mr. Yu’s resignation, the Board appointed Mr. Bin Zhou to serve as the Company’s Chief Executive Officer in addition to his current role as a member of the Board, effective October 25, 2019.

Bin Zhou, age 29, has served as a director of the Company since May 2019. He has served as chairman of the board of directors of Xianning Bozhuang Tea Products Co., Ltd. since March 2019. Mr. Zhou was the general manager and legal representative of Hubei Qianding Equipment Manufacturing Co., Ltd., a mechanical equipment manufacturing company, from March 2016 to March 2019. He also served as supervisor of Hubei Henghao Real Estate Development Co., Ltd., a real estate development company, from April 2014 to June 2018. Mr. Zhou received his Bachelor of Law degree from National Judges College in Beijing, China.

The Company and Mr. Zhou have entered into an employment agreement (the “Employment Agreement”) setting forth the terms and conditions of Mr. Zhou's employment as Chief Executive Officer. The principal term of his employment includes an annual base salary of $96,000. The Employment Agreement has a duration of one year, subject to renewal. Should Mr. Zhou be terminated for cause, or by reason of death or disability, or resign without good reason (as such terms are defined in the Employment Agreement), Mr. Zhou shall be entitled to receive his base salary through the end of his employment and such other compensation and benefits as may be provided in applicable plans and programs of the Company. Should Mr. Zhou be terminated without cause (other than due to death or disability) or resign for good reason (as such terms are defined in the Employment Agreement), he shall be entitled to receive continuation of his base salary for three months following of the end of his employment.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.

There are no family relationships between Mr. Zhou and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Zhou that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 25, 2019, the Company held its 2019 annual meeting of stockholders (the “Annual Meeting”) at which the stockholders voted on the proposals set forth below, each of which is described in greater detail in the definitive proxy statement filed by the Company with the U.S. Securities and Exchange Commission on September 30, 2019 (the “Proxy Statement”).

As of September 24, 2019, the record date for the Annual Meeting, there were 7,877,765 shares of common stock, par value $0.001 per share, of the Company (the “Shares”) issued and outstanding. At the Annual Meeting, there were 5,904,618 Shares voted by proxy or in person, and each of the proposals was approved by the stockholders. The final voting results for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1. The Director Election Proposal — To consider and vote upon a proposal to elect five directors to serve as members of the Board for one-year terms.

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Bin Zhou	5,739,156	2,338	163,124
Hongxiang Yu	5,739,156	2,338	163,124
Chao Chen	5,739,156	2,338	163,124
King Fai Leung	5,739,156	2,338	163,124
Guangming Fang	5,739,072	2,422	163,124

2. The Say-On-Pay Proposal — To approve, on an advisory basis, a non-binding resolution approving the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
5,719,149	20,945	1,400	163,124

3. The Auditor Ratification Proposal — To ratify the appointment of WWC, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

FOR	AGAINST	ABSTENTIONS
5,882,212	589	21,817

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated as of October 25, 2019, by and between Planet Green Holdings Corp. and Bin Zhou

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2019	PLANET GREEN HOLDINGS CORP.

	By:	/s/ Bin Zhou
	Name:	Bin Zhou
	Title:	Chief Executive Officer and Chairman

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